Exhibit 99

Bunker Hill Advances Restart Activities at Bunker Hill Mine

CEO Sam Ash will be interviewed live by Kai Hoffmann today @ 1:00pm ET /10:00am PT on SF Live

Bunker Hill to Host Live Interactive 6ix Summit on Tuesday, May 24 @ 11:00am ET / 8:00am PT

HIGHLIGHTS

●	Underground development continues at pace: decline from 5 Level to 6 Level on course for Q3 2022 completion, ventilation fans in full operation for first time in 40 years, underground haul truck deployed

●	6 Level connection to access mineralized material for pre-production revenue opportunities

●	Pilot water treatment plant now operational, treating effluent prior to final IDEQ/EPA treatment

●	Surface upgrades well underway: preparation for EPCM, creation of space for Pend Oreille mill relocation

●	Technical studies and trade-off studies for Prefeasibility Study near 100% completion, including process plant engineering, paste and tailings, metallurgy, and geotechnical studies

NEXT STEPS

●	Update on Pend Oreille mill purchase closing and demobilization commencement expected in May 2022

●	Prefeasibility Study results on track for June 2022, along with formal construction decision

●	CEO Sam Ash interviewed live by Kai Hoffmann today at 1:00pm ET / 10:00am PT on SF Live. Live broadcast and replay available at YouTube.com/soarfinancial or twitter.com/soarfinancial

●	CEO Sam Ash and CFO David Wiens to host live interactive 6ix investor event on Tuesday, May 24 at 11:00am ET / 8:00am PT. Investors are invited to register at:

TORONTO, May 19, 2022 – Bunker Hill Mining Corp. (the “Company”) (CSE: BNKR, OTCQB: BHLL) is pleased to provide an update on restart project activities taking place at the Bunker Hill Mine.

Sam Ash, CEO stated: “It’s exciting to witness the significant acceleration of physical activity at the Mine since we raised our last equity capital, driven by our expanded and Kellogg-based operational team. Whether it’s driving the underground decline to access areas for potential pre-production revenue opportunities, commissioning our pilot water treatment plant, or preparing surface infrastructure for the construction of the Pend Oreille Mill, we are moving forward at a rapid pace and remain on course to restart the Bunker Hill Mine by the end of 2023.”

UNDERGROUND DEVELOPMENT

To prepare the ground for potential toll-milling opportunities, and as part of the planned restart, a decline is being driven from the 5 Level (the highest accessible level of the mine) to the 6 Level, having just passed the 500’ point. In support of these efforts, the mine now has ventilation fans in full operation for the first time in 40 years and its first ever underground haul truck at work. Unit costs remain in the planned range and on track to complete the connection to Level 6 in Q3 2022. The significance of this work is threefold:

●	It provides rubber tire access from the Russell Portal (main mining operational base) through the highest four levels of the mine (the 6 Level already connects to the 8 Level, therefore the breakthrough will connect the 5, 6, 7 & 8 Levels)

●	It unlocks access to mineralized material, opening up potential pre-production revenue opportunities including toll milling and/or ore purchase agreements prior to commissioning of the Pend Oreille mill

●	It informs the development cost and geotechnical estimates that will underpin the Prefeasibility Study mine plan. To date, actual performance is in line with zero based productivity and cost estimates

In due course (scheduled in 2023) a further decline will be driven from the 8 Level to the 9 Level to connect the highest five levels of the mine with the historic Kellogg Tunnel that leads directly to the main Bunker Hill yard and processing plant.

Photo 1: Picture of development decline

Figure 1: Isometric view indicating current face position

PILOT WATER TREATMENT PLANT

A pilot water treatment plant is now operational on site. The system is a 1/20th scale version of the larger system that has been designed to meet the mine’s IPDES water discharge requirements. The system uses a Lamella clarifier to separate clean water from metals and solids after the mine’s effluent mixes with a lime slurry, blown air, recirculated sludge and eventually flocculant. The simplified flow sheet for this system is shown below.

Figure 2: Flow Sheet Diagram for Pilot Industrial Water Treatment Plant at Bunker Hill Mine

The Company will conduct a testing program throughout the Spring freshet period. It is treating effluent from the mine, separating it into clean water and sludge discharges to help determine the capabilities of the system. The two streams are later combined and mixed before being discharged where it is later treated by the Central Treatment Plant (the “CTP”) in Kellogg. Regular sampling and testing analysis is ongoing to evaluate the efficacy of the Pilot Plant and allow the team to make various parameter adjustments. Whilst this is a preliminary step in terms of the range of potential future effluent treatment outcomes, it has the potential to unlock options that create capacity at the CTP for other water treatment requirements across the Silver Valley. The Company believes the system operating at full scale may offer operating cost savings. The Company will work closely with environmental regulators to determine the best path forward for all stakeholders. The pilot plant was constructed on time and on budget and can be operated in a fully remote capacity.

Figure 3: Photographs of Pilot Industrial Water Treatment Plant During Construction and Operation

SURFACE UPGRADES AND PREPARATION

Above ground, the clean-up and clear-out of the main Bunker Hill yard continues apace. This work is targeted at preparing the foundations for upcoming engineering and construction work as well as creating space for receipt of the Pend Oreille mill. The final location of all processing facilities will be finalized in the upcoming Prefeasibility Study, with final tradeoff studies nearing completion, but it is anticipated that the majority of processing facilities will be located on surface making extensive use of existing buildings and infrastructure.

Figure 4: Progressive yard clean-up in February, March & April 2022

NEXT STEPS

With the requisite technical studies and trade-off studies nearing 100% completion, including process plant engineering, paste and tailings, metallurgy, and geotechnical studies, and mine planning well advanced, the Company remains on track to publish the results of a Prefeasibility Study by the end of the second quarter of 2022. The Company also intends to provide an update with respect to the closing of the purchase of the Pend Oreille mill purchase, and related activities, by the end of May 2022.

Figure 5: Bunker Hill Planned Development Timeline

QUALIFIED PERSON

Mr. Scott E. Wilson, CPG, President of RDA and a consultant to the Company, is an independent “qualified person” as defined by NI 43-101 and is acting as the qualified person for the Company. He has reviewed and approved the technical information summarized in this news release.

The Qualified Person has verified the information disclosed herein, including the sampling, preparation, security and analytical procedures underlying such information, and is not aware of any significant risks and uncertainties that could be expected to affect the reliability or confidence in the information discussed herein.

ABOUT BUNKER HILL MINING CORP.

Under new Idaho-based leadership the Bunker Hill Mining Corp, intends to sustainably restart and develop the Bunker Hill Mine as the first step in consolidating a portfolio of North American mining assets with a focus on silver. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR and EDGAR databases.

For additional information contact:

David Wiens, CFA

CFO & Corporate Secretary

+1 208 370 3665

ir@bunkerhillmining.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Although these statements are based on information currently available to the Company, the Company provides no assurance that actual results will meet management’s expectations. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information.

Forward looking information in this news release includes, but is not limited to, the Company’s intentions regarding its objectives, goals or future plans and statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to: the ability to predict and counteract the effects of COVID-19 on the business of the Company, including but not limited to the effects of COVID-19 on the price of commodities, capital market conditions, restriction on labour and international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the inability to complete a feasibility study which recommends a production decision; the preliminary nature of metallurgical test results; the Company’s ability to restart and develop the Bunker Hill Mine and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine Complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public documents filed on SEDAR. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been disclosed in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian disclosure standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (“SEC”), and resource and reserve information contained in this press release may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for disclosure of “reserves” are also not the same as those of the SEC, and reserves disclosed by the Company in accordance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits contained in our website may not be comparable with information made public by companies that report in accordance with U.S. standards.

Contact Info:

Bunker Hill Mining Corp.

82 Richmond St East

Toronto, Ontario

M5C 1P1

+1.519.871.3998